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EXHIBIT 10.43

UNRESTRICTED STOCK AWARD AGREEMENT
TO EMPLOYEES

Name of Grantee:

No. of Shares:

Grant Date:

Final Acceptance Date:

        Pursuant to the Helicos BioSciences Corporation Amended and Restated Management Incentive Plan, as amended, and the Helicos BioSciences Corporation 2nd Half Fiscal 2009 Employee Incentive Bonus Plan, each as applicable, Helicos BioSciences Corporation (the "Company") hereby grants an Unrestricted Stock Award (an "Award") to the Grantee named above under the Helicos BioSciences Corporation 2007 Stock Option and Incentive Plan (the "Plan"). Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, par value $0.001 per share (the "Shares") of the Company specified above, subject to the terms and conditions set forth herein and in the Plan. The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Shares in the form of past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator.

        1    Acceptance of Award.    The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award prior to the close of business on the Final Acceptance Date specified above by signing and delivering to the Company a copy of this Award Agreement. Upon acceptance of this Award by the Grantee, the shares of Unrestricted Stock so accepted shall be issued and held by the Company's transfer agent in book entry form, and the Grantee's name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights.

        2    Dividends.    Dividends on Shares of Unrestricted Stock shall be paid currently to the Grantee.

        3    Incorporation of Plan.    Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

        4    Transferability.    This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

        5    Tax Withholding Obligations.    The Grantee authorizes the Company's captive broker to sell from this Award (in connection with similar sales of similar Unrestricted Stock Awards through block trades or other organized distributions) that number of Shares equal in value to the minimum Federal, state, and local tax withholding obligations ("Tax Withholding Obligations") required by law to be paid on account of this Award and any transaction fees related to such sales. In addition, for administrative purposes, Grantee agrees that it may be necessary to sell more Shares than is actually necessary to fund the Tax Withholding Obligations and that any sale proceeds not used to fund the Tax Withholding Obligations will be applied to any such transaction fees. Any funds remaining after payment of the Tax Withholding Obligations and such transaction fees will be paid to the Grantee. If the number of Shares sold initially under this Section 5 is insufficient to fund the Tax Withholding Obligations and such transaction fees, the Company's captive broker will sell additional Shares (in the manner contemplated by this Section 5) on behalf of the Grantee to fund the satisfaction of such amounts.

        6    No Obligation to Continue Service.    Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in service and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the service of the Grantee at any time.

        7    Notices.    Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

HELICOS BIOSCIENCES CORPORATION
By:	Name: Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	Grantee's Signature
Grantee's name and address:

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  EXHIBIT 10.43